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                                                                    EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our report dated December 9, 1996, on the financial statements of Alchem Aluminum, Inc. as of October 31, 1996 and 1995, and for the years then ended, included in IMCO Recycling, Inc.'s current report on Form 8-K/A dated October 9, 1997, into IMCO Recycling, Inc.'s previously filed Registration Statements, File Nos. 33-26641, 33-34745, 33-76780, 333-00075, and 333-07091.




                                        ARTHUR ANDERSEN LLP


Toledo, Ohio,
  October 8, 1997.